EXHIBIT 1.01

Skyworks Solutions, Inc.

Conflict Minerals Report
For the Calendar Year Ended December 31, 2025
Background
This report for the year ended December 31, 2025, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Conflict Minerals Rule”). The Conflict Minerals Rule imposes certain due diligence and disclosure requirements on companies that file public reports with the Securities and Exchange Commission (the “SEC”) and whose manufactured products contain conflict minerals that are necessary to the functionality or production of the products. Conflict minerals are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten (“3TG”). These requirements apply to reporting companies whatever the geographic origin of the conflict minerals and whether or not such conflict minerals financed or benefitted armed groups.
If, based on its reasonable country of origin inquiry, a reporting company knows or has reason to believe that any of the conflict minerals in the registrant’s supply chain originated or may have originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”) (or if the registrant is unable to determine the country of origin of those conflict minerals) and did not originate from recycled or scrap sources, then the issuer must exercise due diligence on the conflict minerals’ source and chain of custody. The registrant must submit a Conflict Minerals Report (the “CMR” or the “Report”) to the SEC that includes a description of those due diligence measures.
Company and Product Overview
Skyworks Solutions, Inc. (herein referred to as “Skyworks,” the “Company,” “we,” “us,” or “our”), is a leading developer, manufacturer and provider of analog and mixed-signal semiconductor products and solutions for numerous applications, including aerospace, automotive, broadband, cellular infrastructure, connected home, defense, entertainment and gaming, industrial, medical, smartphone, tablet, and wearables. For a further discussion of our products, see our Annual Report on Form 10-K for the fiscal year ended October 3, 2025. The information contained in our Form 10-K is not incorporated by reference into, or a part of, this Report.

Reasonable Country of Origin Inquiry
We conducted an analysis of our products, including both products that we manufacture and products that we contract for manufacture, and found that substantially all of these products, including our analog and mixed-signal semiconductor products, contain components considered likely to contain 3TG. As a member of the Responsible Minerals Initiative (“RMI”) (RMI member I.D. SWKS), we utilize the Conflict Minerals Reporting Template (“CMRT”) to survey our supply chain and identify the smelters / refiners in our supply chain. As part of our supplier survey process, we identify materials sourcing locations (countries of origin) using resources available to RMI members. Based on the information obtained through our supply chain survey regarding activities of our suppliers whose materials or components contain 3TG, Skyworks has concluded that certain of our products contain 3TG that originated, or may have originated, in the Covered Countries and that is not from recycled or scrap sources. Skyworks believes this reasonable country of origin inquiry and process was reasonably designed and performed in good faith.
This CMR describes the due diligence we have performed with respect to the source and chain of custody of our conflict minerals.
Design of Due Diligence Measures Taken
Skyworks has designed its due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, including regarding the establishment of strong company management systems, identification and assessment of risks in the supply chain, design and implementation of a strategy to respond to identified risks, independent third-party audits of smelter / refiner due diligence practices, and annual reporting on supply chain due diligence.
Skyworks publicly communicates our Responsible Minerals Sourcing Policy via our website at www.skyworksinc.com. The content of any website referred to in this Report is included for general information only and is not incorporated by reference in this Report. We also maintain a grievance reporting system that allows employees, suppliers, and other stakeholders to report anonymously any issues pertaining to the use of conflict minerals in our products.
Due Diligence Performed by Skyworks
Skyworks relies on its suppliers to provide information on the origin of the 3TG minerals in our products. Skyworks’ due diligence measures undertaken in calendar year 2025 included, but were not limited to, comparing all smelters / refiners identified via the supply chain survey against the lists of smelters /

refiners designated as conformant to the RMI’s Responsible Minerals Assurance Process (“RMAP”), the London Bullion Market Association (“LBMA”) Good Delivery List, or the Responsible Jewellery Council (“RJC’) Chain of Custody (“CofC”) Program (all recognized third-party processes).
Skyworks identified 59 in-scope suppliers providing us with 3TG or products containing 3TG that were used in Skyworks’ finished good devices for sale. Skyworks confirmed that 100% of identified suppliers provided disclosures of smelters / refiners in their respective supply chains. These disclosures from each supplier indicated that all smelters / refiners were identified and reported to Skyworks. Further, Skyworks confirmed via the due diligence process described above that all smelters / refiners reported were evaluated and recognized as conformant to the RMAP, LBMA Good Delivery List, and/or the RJC CofC Program.
Results for Calendar Year 2025
As disclosed above, we had a 100% 3TG supplier response rate, and our data results indicated our smelter / refiner supply chain from those respondents was 100% conformant as of December 31, 2025. The facilities the Company believes to be used to process the Company’s necessary conflict minerals include the smelters / refiners listed in Annex A. Countries of origin, to the best of our knowledge, are listed in Annex B.
In light of our position in the supply chain, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals in our products. We rely on our direct suppliers to provide us with information in this regard, and those suppliers, in turn, generally must seek similar information from within their supply chains to identify the original sources of the necessary conflict minerals. We also rely, to a significant extent, on information collected and provided by independent third-party audit programs. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.
To mitigate the risk that the conflict minerals in our products could benefit armed groups in the Covered Countries, we intend to continue our membership in the RMI, continue to encourage suppliers to maintain a 100% conformant supply chain (smelters / refiners conformant to the RMI RMAP, LBMA Good Delivery List, and/or the RJC CofC Program), work with relevant suppliers to update their conflict minerals reporting template using the latest CMRT, and continue to refine our conflict minerals program to improve our reasonable due diligence measures in our efforts to determine the source and chain of custody of conflict minerals.

Annex A

Subject Mineral	Smelter or Refiner Name	Country of Smelter or Refiner	Smelter Identification
Tantalum	AMG Brasil	BRAZIL	CID001076
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET de Mexico	MEXICO	CID002539
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	PowerX Ltd.	RWANDA	CID004054
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA	CID000292
Tin	Aurubis Beerse	BELGIUM	CID002773
Tin	Aurubis Berango	SPAIN	CID002774

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CRM Synergies	SPAIN	CID003524
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	Dowa	JAPAN	CID000402
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID004434
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	CID004065
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA	CID001337
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Super Ligas	BRAZIL	CID002756
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	CID004403
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Woodcross Smelting Company Limited	UGANDA	CID004724
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Agosi AG	GERMANY	CID000035
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	ASAHI METALFINE, Inc.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden Ronnskar	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Coimpa Industrial LTDA	BRAZIL	CID004010
Gold	Dowa	JAPAN	CID000401
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Elite Industech Co., Ltd.	TAIWAN	CID004755
Gold	GG Refinery Ltd.	TANZANIA	CID004506
Gold	Gold by Gold Colombia	COLOMBIA	CID003641
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807

Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MKS PAMP SA	SWITZERLAND	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIETNAM	CID004619
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN	CID003407
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN	CID004397
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319

Tungsten	Masan High-Tech Materials	VIETNAM	CID002543
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	CID004430
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	Tungsten Vietnam Joint Stock Company	VIETNAM	CID003993
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

Annex B
Countries of Origin

Albania	El Salvador	Lithuania	Sierra Leone
Andorra	Estonia	Luxembourg	Singapore
Angola	Eswatini	Macao	Sint Maarten
Antigua and Barbuda	Ethiopia	Madagascar	Slovakia
Argentina	Fiji	Malaysia	Slovenia
Australia	Finland	Mali	Solomon Islands
Austria	France	Malta	South Africa
Azerbaijan	French Guiana	Mauritania	South Korea
Bahamas	Georgia	Mexico	Spain
Bangladesh	Germany	Moldova	Sri Lanka
Barbados	Ghana	Monaco	Sudan
Belarus	Greece	Mongolia	Suriname
Belgium	Grenada	Morocco	Sweden
Benin	Guatemala	Mozambique	Switzerland
Bolivia	Guinea	Myanmar	Tajikistan
Bosnia and Herzegovina	Guyana	Namibia	Taiwan
Botswana	Honduras	Netherlands	Tanzania
Brazil	Hong Kong	New Caledonia	Thailand
Bulgaria	Hungary	New Zealand	Timor-Leste
Burkina Faso	Iceland	Nicaragua	Togo
Burundi	India	Niger	Trinidad and Tobago
Cambodia	Indonesia	Nigeria	Tunisia
Cameroon	Ireland	Norway	Turkey
Canada	Israel	Oman	Uganda
Cayman Islands	Italy	Panama	Ukraine
Chile	Jamaica	Papua New Guinea	United Arab Emirates
China	Japan	Peru	United Kingdom
Colombia	Jordan	Philippines	United States of America
Costa Rica	Kazakhstan	Poland	Uruguay
Croatia	Kenya	Portugal	Uzbekistan
Curaçao	Kuwait	Puerto Rico	Venezuela
Cyprus	Kyrgyzstan	Romania	Vietnam
Czech Republic	Laos	Russia	Zambia
Denmark	Latvia	Rwanda	Zimbabwe
Dominica	Lebanon	Saudi Arabia	Dominican Republic
Ecuador	Liberia	Senegal
Egypt	Liechtenstein	Serbia